Exhibit 99.1

Apco Oil and Gas International Inc. (NASDAQ: APAGF) One Williams Center MD 35-8
News Release	Tulsa, OK 74172 800-600-3782 www.apcooilandgas.com

DATE: March 7, 2013

MEDIA CONTACT: Kelly Swan (539) 573-4944	INVESTOR CONTACT: David Sullivan (539) 573-9360

Apco Reports Net Income for 2012

TULSA, Okla. – Apco Oil and Gas International Inc. (NASDAQ:APAGF) today announced net income attributable to Apco of $39.1 million in 2012, or $1.33 per share, compared with net income of $31.7 million, or $1.08 per share in 2011.

The increase in net income for 2012 was primarily due to the favorable impacts of higher average sales prices and increased volumes on operating income and equity income from Argentine investment. These benefits were partially offset by greater costs and operating expenses.

Initial sales revenues from Apco’s Colombian operations also contributed to the increase in net income for 2012.

Total operating revenues increased by $28.5 million compared with 2011. Higher average oil and natural gas sales prices drove a $19.5 million increase due to prices in operating revenues for 2012. A 4 percent growth in sales volumes – which resulted in 2.7 million barrels of oil equivalent (BOE) for the year applicable to Apco’s consolidated interests – contributed $11 million to the increase in operating revenues. A decrease in other operating revenues partially offset these favorable variances.

Total costs and operating expenses for the year increased by $23.6 million, primarily the result of higher production and lifting costs, selling and administrative expense, depreciation expense, and higher exploration expense.

Exploration expense increased by $8 million due to greater exploration activity in 2012 compared with 2011. During 2012, Apco incurred significant 3D seismic costs in its Sur Río Deseado property in Argentina and in the Llanos 40 block in Colombia.

Apco also experienced higher equity income from its 40.72 percent interest in Petrolera Entre Lomas S.A. (Petrolera). For 2012, the favorable impacts of higher average oil and natural gas sales prices and greater sales volumes contributed to an increase of $5.9 million in equity income from Argentine investment compared with 2011.

Total sales volumes applicable to Apco’s equity interest in Petrolera were 2.2 million BOE in 2012 – an increase of 3 percent.

“Once again, our steady capital development program in our core properties in Argentina produced meaningful results. For the tenth consecutive year, we achieved higher sales volumes,” said Ralph Hill, Apco’s chief executive officer.

“Although 2012 was a challenging year in Argentina, our operations were not significantly impacted and we were able to increase earnings. We are hopeful that the business and political climate will improve to provide the conditions necessary to encourage further growth in Argentina,” Hill added.

2012 and 2013 Capital Program and Operational Update

For 2012, capital expenditures of $54.4 million attributable to Apco’s consolidated interests were invested primarily in development and exploration drilling in Neuquén basin properties and exploration drilling in Colombia. During 2012, Apco participated in the drilling of 37 gross wells.

Apco’s 2013 oil and gas capital expenditure budget is approximately $66 million. The 2013 capital program will focus on development and exploration drilling in Neuquén basin properties, unconventional exploration drilling in the Neuquén basin, and continued exploration drilling and field development in Colombia. Apco plans to participate in the drilling of 48 gross wells in 2013.

“We are pleased to see the results of our exploration activities in Colombia with our first two wells resulting in discoveries in 2012. We hope to continue that success in 2013 and beyond to further expand our diversification into Colombia,” said Thomas Bueno, Apco’s chief operating officer.

“In Argentina, where progress was made in 2012 toward exploring the productive potential of the Vaca Muerta shale, our results to date have yielded positive but modest results that demonstrate this formation is capable of production.

“We plan to make further investments targeting Vaca Muerta during 2013 in our Coirón Amargo block. Understanding the potential of this resource will take persistence and perseverance by all companies currently exploring this unconventional formation,” Bueno added.

Apco Oil and Gas International Inc.

Summary of Earnings

(In Thousands of Dollars Except Per Share Amounts)

	2012	2011
Three months ended December 31
Operating revenue	35,254	30,951
Costs and operating expenses	31,365	25,065
Investment income	4,244	7,289
Net income attributable to Apco	6,082	9,829
Per share	0.21	0.33

	2012	2011
Twelve months ended December 31
Operating revenue	133,263	104,780
Costs and operating expenses	107,192	83,556
Investment income	26,108	20,626
Net income attributable to Apco	39,061	31,746
Per share	1.33	1.08

About Apco Oil and Gas International Inc. (NASDAQ: APAGF)

Apco Oil and Gas International Inc. is an international oil and gas exploration and production company with interests in nine oil and gas concessions and two exploration permits in Argentina, and three exploration and production contracts in Colombia. More information is available at www.apcooilandgas.com. Go to http://www.b2i.us/irpass.asp?BzID=1671&to=ea&s=0 to join our e-mail list.

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Our reports, filings, and other public announcements may contain or incorporate by reference statements that do not directly or exclusively relate to historical facts. Such statements are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. We make these forward looking statements in reliance on the safe harbor protections provided under the Private Securities Litigation Reform Act of 1995. You typically can identify forward-looking statements by various forms of words such as “anticipates,” “believes,” “seeks,” “could,” “may,” “should,” “continues,” “estimates,” “expects,” “forecasts,” “intends,” “might,” “goals,” “objectives,” “targets,” “planned,” “potential,” “projects,” “scheduled,” “will” or other similar expressions. These forward-looking statements are based on management’s beliefs and assumptions and on information currently available to management and include, among others, statements regarding:

•	Amounts and nature of future capital expenditures;

•	Volumes of future oil, natural gas, and LPG production;

•	Expansion and growth of our business and operations;

•	Financial condition and liquidity;

•	Business strategy;

•	Estimates of proved gas and oil reserves;

•	Reserve potential;

•	Development drilling potential;

•	Cash flow from operations or results of operations;

•	Seasonality of natural gas demand; and

•	Oil and natural gas prices and demand.

Forward-looking statements are based on numerous assumptions, uncertainties and risks that could cause future events or results to be materially different from those stated or implied in this announcement. Many of the factors that will determine these results are beyond our ability to control or predict. Specific factors that could cause actual results to differ from results contemplated by the forward-looking statements include, among others, the following:

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Availability of supplies (including the uncertainties inherent in assessing, estimating, acquiring and developing future oil and natural gas reserves), market demand, volatility of prices, and the availability and cost of capital;

•

Inflation, interest rates, fluctuation in foreign currency exchange rates, and general economic conditions (including future disruptions and volatility in the global credit markets and the impact of these events on our customers and suppliers);

•	The strength and financial resources of our competitors;

•	Development of alternative energy sources;

•	The impact of operational and development hazards;

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Costs of, changes in, or the results of laws, government regulations (including climate change regulation and/or potential additional regulation of drilling and completion of wells), environmental liabilities and litigation;

•	Political conditions in Argentina, Colombia and other parts of the world;

•	The failure to renew participation in hydrocarbon concessions granted by the Argentine government on reasonable terms;

•	Risks related to strategy and financing, including restrictions stemming from our loan agreement and the availability and cost of credit;

•	Risks associated with future weather conditions, volcanic activity and earthquakes;

•	Acts of terrorism; and

•	Additional risks described in our filings with the Securities and Exchange Commission (“SEC”).

Given the uncertainties and risk factors that could cause our actual results to differ materially from those contained in any forward-looking statement, we caution investors not to unduly rely on our forward-looking statements. We disclaim any obligations to and do not intend to update the above list or to announce publicly the result of any revisions to any of the forward-looking statements to reflect future events or developments.

In addition to causing our actual results to differ, the factors listed above may cause our intentions to change from those statements of intention set forth in this announcement. Such changes in our intentions may also cause our results to differ. We may change our intentions, at any time and without notice, based upon changes in such factors, our assumptions, or otherwise.

Investors are urged to closely consider the disclosures and risk factors in our most recent annual report on Form 10-K filed with the SEC and our quarterly reports on Form 10-Q available from our offices or from our website at www.apcooilandgas.com.